AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 10, 2002

                                                      Registration No. 333-64299
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             HAWAIIAN HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                 71-0879698
   (State or other jurisdiction of                   (IRS Employer
   incorporation or organization)                 Identification No.)

                              --------------------

                        3375 KOAPAKA STREET, SUITE G-350
                             HONOLULU, HAWAII 96819
                                 (808) 835-3700
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             HAWAIIAN HOLDINGS, INC.
                             1994 STOCK OPTION PLAN
                            (Full title of the plan)

                               LYN F. ANZAI, ESQ.
                          VICE PRESIDENT, SECRETARY AND
                                 GENERAL COUNSEL
                             HAWAIIAN HOLDINGS, INC.
                        3375 KOAPAKA STREET, SUITE G-350
                             HONOLULU, HAWAII 96819
                                 (808) 835-3700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

================================================================================

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-8 (Registration No. 33-64299) of Hawaiian Airlines, Inc., a Hawaii corporation ("Hawaiian"), is being filed by Hawaiian Holdings, Inc., a Delaware corporation (the "Company"), pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the reorganization of Hawaiian into a holding company structure (the "Reorganization"), which was completed on August 29, 2002.

         As a result of the Reorganization, Hawaiian became a wholly owned subsidiary of the Company, and the shareholders of Hawaiian became shareholders of the Company. After the completion of the Reorganization, the Company became the successor of Hawaiian as the public company, and the shareholders of the Company held the same relative percentage of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") as they owned of Common Stock, par value $.01 per share, of Hawaiian ("Hawaiian Common Stock") and special preferred stock of Hawaiian immediately prior to the Reorganization.

         Additionally, pursuant to the Reorganization, the Company assumed sponsorship of each of Hawaiian's 1994 Stock Option Plan, as amended, Hawaiian's 1996 Stock Incentive Plan, as amended, and Hawaiian's 1996 Nonemployee Director Stock Option Plan, as amended (collectively, the "Hawaiian Option Plans"). Each outstanding option and other award assumed by the Company is exercisable or issuable upon the same terms and conditions as were in effect immediately prior to the completion of the Reorganization. The number of shares of Company Common Stock issuable upon the exercise or issuance of such an option or award immediately after the effectiveness of the Reorganization equals the number of shares of Hawaiian Common Stock subject to the option prior to the completion of the Reorganization. All options and awards issued pursuant to any plan or agreement assumed by the Company after the completion of the Reorganization will entitle the holder thereof to purchase Company Common Stock in accordance with the terms of such plan or agreement as in effect on the date of issuance.

         In accordance with Rule 414 under the Securities Act, the Company, as the successor issuer to Hawaiian, hereby expressly adopts Registration Statement No. 33-64299 on Form S-8 (the "Registration Statement") as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Hawaiian Airlines, Inc. 1994 Stock Option Plan, to which this Registration Statement relates, shall be known as the Hawaiian Holdings, Inc. 1994 Stock Option Plan (the "Plan"). The Plan covers employees of the Company and its subsidiaries (including Hawaiian), and shares of stock issued in accordance with the Plan will be shares of Company Common Stock instead of shares of Hawaiian Common Stock.

         The applicable registration fees were paid at the time of the original filing of the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and information previously filed with the Securities and Exchange Commission by Hawaiian Airlines, Inc. (including the Registrant, as successor issuer) are hereby incorporated by reference in this registration statement:

         o The Annual Report on Form 10-K/A for the year ended December 31, 2001 (as filed by Hawaiian Airlines, Inc. on July 23,
                  2002).

         o The Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2002 (as filed by Hawaiian Airlines, Inc. on July 23, 2002).

         o The Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002 (as filed by Hawaiian Airlines, Inc. on August 14, 2002).

         o The Current Reports on Form 8-K filed by Hawaiian Airlines, Inc. on February 15, 2002, April 1, 2002, May 3, 2002 and May 20, 2002.

         o The Current Report on Form 8-K of the Registrant filed on August 30, 2002.

         o The description of the common stock, par value $0.01 per share, of the Registrant which is incorporated by reference into the Registrant's registration statement on Form 8-A, filed on August 26, 2002 pursuant to the Exchange Act.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("GCL") gives a Delaware corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The same Section also gives a Delaware corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 of the GCL further provides that, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 145 of the GCL also provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Delaware corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         The Registrant's Amended and Restated Certificate of Incorporation and Amended By-laws contain specific authority for indemnification by the Registrant of current and former directors, officers, employees or agents of the Registrant on terms that have been derived from Section 145 of Title 8 of the GCL.

         Section 102(b)(7) of the GCL provides that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted under the GCL as amended from time to time, no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

         Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration Statement (unless as otherwise indicated):

         EXHIBIT
         NUMBER                    DOCUMENT DESCRIPTION
         ------                    --------------------

         4.1 Amended and Restated Certificate of Incorporation of Hawaiian Holdings, Inc. (incorporated by reference to
                           Exhibit 3.1 to the Current Report on Form 8-K filed by Hawaiian Holdings, Inc. on August 30, 2002).

         4.2               Amended By-laws of Hawaiian Holdings, Inc.
                           (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Hawaiian Holdings, Inc. on August 30, 2002).

         5.1               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

         23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included as part of Exhibit 5.1).

         23.2              Consent of Ernst & Young LLP.

         24.1 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Honolulu, State of Hawaii, on September 10, 2002.

                                     HAWAIIAN HOLDINGS, INC.


                                     By:  /s/  Christine R. Deister
                                          -------------------------------------
                                          Name:    Christine R. Deister
                                          Title:   Executive Vice President and
                                                   Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christine R. Deister and Lyn F. Anzai, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to intents and purposes as he or she might do or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on September 10, 2002 by the following persons in the capacities indicated.

                         SIGNATURE                                                    TITLES

                  /s/ John W. Adams                          Chairman of the Board of Directors, Chief Executive
-------------------------------------------------------
                  John W. Adams                              Officer and President (Principal Executive Officer)


                  /s/ Christine R. Deister                   Executive Vice President and
-------------------------------------------------------
                  Christine R. Deister                       Chief Financial Officer
                                                             (Principal Financial and Accounting Officer)


                  /s/ Gregory S. Anderson                    Director
-------------------------------------------------------
                  Gregory S. Anderson


                  /s/ Todd G. Cole                           Director
-------------------------------------------------------
                  Todd G. Cole


                  /s/ Robert G. Coo                          Director
-------------------------------------------------------
                  Robert G. Coo


                  /s/ Joseph P. Hoar                         Director
-------------------------------------------------------
                  Joseph P. Hoar


                  /s/ Reno F. Morella                        Director
-------------------------------------------------------
                  Reno F. Morella


                  /s/ Samson Po'omaihealani                  Director
-------------------------------------------------------
                  Samson Po'omaihealani


                  /s/ Edward Z. Safady                       Director
-------------------------------------------------------
                  Edward Z. Safady


                  /s/ Sharon L. Soper                        Director
-------------------------------------------------------
                  Sharon L. Soper


                  /s/ Thomas J. Trzanowski                   Director
-------------------------------------------------------
                  Thomas J. Trzanowski


                  /s/ William M. Weisfield                   Director
-------------------------------------------------------
                  William M. Weisfield

                                INDEX TO EXHIBITS
                                -----------------

         EXHIBIT
         NUMBER                    DOCUMENT DESCRIPTION
         ------                    --------------------

         4.1 Amended and Restated Certificate of Incorporation of Hawaiian Holdings, Inc. (incorporated by reference to
                           Exhibit 3.1 to the Current Report on Form 8-K filed by Hawaiian Holdings, Inc. on August 30, 2002).

         4.2               Amended By-laws of Hawaiian Holdings, Inc.
                           (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by Hawaiian Holdings, Inc. on August 30, 2002).

         5.1               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

         23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included as part of Exhibit 5.1).

         23.2              Consent of Ernst & Young LLP.

         24.1 Power of Attorney (included on signature page of this Registration Statement).